UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

___________________________

Date of report (Date of earliest event reported): February 15, 2017

SIGMA LABS, INC.
(Exact name of registrant as specified in its charter)

Nevada	033-02783-S	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol
Santa Fe, New Mexico 87507
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (505) 438-2576

________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 15, 2017, Sigma Labs, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Dawson James Securities, Inc., as underwriter (the “Underwriter”) in connection with a public offering (the “Offering”) of the Company’s securities.  Pursuant to the Underwriting Agreement, the Company has agreed to sell 1,410,000 units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant to purchase one share of the Company’s Common Stock at an exercise price of $4.00 per share (the “Warrants”).  The Underwriting Agreement also provides that, to the extent that the purchase of Class A Units would otherwise result in a purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s outstanding Common Stock immediately following the consummation of the Offering, such purchaser will have the opportunity, in lieu of purchasing Class A Units, to purchase units (the “Class B Units”) consisting of one share of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred”) convertible upon issuance into one share of the Company’s Common Stock, together with the equivalent number of Warrants as would have been issued to such purchaser if such purchaser had purchased Class A Units.  The shares of Common Stock (or, as applicable, Series A Preferred) and the Warrants are immediately separable and will be issued separately. The public offering price for the Units is $4.13 per Unit and the purchase price for the Underwriter is $3.7996 per Unit, resulting in an underwriting discount and commission of $0.3304 (or 8.00%) per Unit and total net proceeds to the Company before expenses of $5.4 million. The Company has agreed with the Underwriter to an underwriting discount of 3% on any sales of securities made to the Company’s officers and directors, as well as certain other investors sourced by the Company.  The total net proceeds to the Company from the Offering, after expenses, is estimated to be approximately $4.7 million.  The closing of the Offering is expected to occur on February 21, 2017.

Pursuant to the Underwriting Agreement, the Company agreed to issue to the Underwriter a unit purchase option (the “Unit Purchase Option”) more fully described below. The Company has also agreed to pay the Underwriter a non-accountable expense allowance equal to 1% of the gross proceeds of the Offering (excluding any proceeds from the over-allotment option described below, if any) and to reimburse the Underwriter for its expenses up to $100,500.

The Company has granted the Underwriter a 45-day option to purchase (i) up to 211,500 additional shares at the public offering price per Unit less the price per Warrant included in the Units and less the underwriting discount and/or (ii) additional Warrants to purchase up to 211,500 additional shares at a purchase price of $0.01 per Warrant, to cover over-allotments, if any.

Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the Underwriting Agreement, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities. The Underwriting Agreement also contains customary representations, warranties, and conditions precedent to closing.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated into this Item 1.01 by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement.

Warrant Agency Agreement/Warrants

The Warrants will be issued pursuant to a Warrant Agency Agreement between the Company and Interwest Transfer Co., Inc. (the “Warrant Agreement”). The Warrants will separate from the shares of Common Stock or Series A Preferred included within the Units immediately and be exercisable at any time on or after the date of issuance. The Warrants will terminate on the fifth anniversary of the date of issuance and have an initial cash exercise price of $4.00 per share. The Warrants may also be exercised on a cashless basis in the event that no effective registration statement or prospectus is available at the time of exercise. In this case, the number of shares issuable upon exercise of each Warrant will be calculated pursuant to a formula based on the volume weighted average price of the Common Stock, as described in the Warrants. The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price.

The Warrants will not be exercisable or exchangeable by any holder to the extent (and only to the extent) that such holder or any of its affiliates would beneficially own in excess of 4.99% of our outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from a holder to the Company, such holder may increase the amount of ownership of outstanding shares after exercising such holder’s Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. No fractional shares of Common Stock will be issued in connection with the exercise of the Warrants. In lieu of fractional shares, the Company will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

If, at any time a Warrant is outstanding, the Company consummates any fundamental transaction, as described in the Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of the Company’s assets, or other transaction in which our Common Stock is converted into or exchanged for other securities or other consideration, each holder of a Warrant will have the right to receive, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of such holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such fundamental transaction.

The Warrant Agreement and Warrant certificate are filed as Exhibits 4.1 and 4.2, respectively and are incorporated into this Item 1.01 by reference. The foregoing description of the Warrant Agreement and the Warrants is qualified in its entirety by reference to the full text of the Warrant Agreement and the form of Warrant.

Unit Purchase Option

Pursuant to the Underwriting Agreement, the Company has agreed to grant the Underwriter the right to purchase from the Company up to a number of Units equal to 5% of the Units sold in the Offering (or up to 70,500 Units) at an exercise price equal to 125% of the public offering price of the Units in the Offering, or $5.1625 per Unit.

The form of Unit Purchase Option is filed as Exhibit 4.3 hereto and is incorporated into this Item 1.01 by reference. The foregoing description of the Unit Purchase Option is qualified in its entirety by reference to the full text of the Unit Purchase Option.

Item 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed by the Company, on October 19, 2016, the Company sold secured convertible notes (the “Notes”) in the aggregate principal amount of $1,000,000 and warrants to purchase up to 80,000 shares of Common Stock in a private placement. Each holder of these Notes has the option to cause the Company to repay such holder's Note on the date that is 30 days after the Company raises at least $5,000,000 in gross proceeds from a public offering of its securities. This 30-day period will commence upon the closing of the Offering described above.

Item 3.03

Material Modification to Rights of Security Holders.

See Item 5.03 below, which is incorporated by reference into this Item 3.03.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John Rice was appointed to our board of directors effective as of February 15, 2017.  Mr. Rice will also serve as a member of the Company’s audit committee, compensation committee and nominating and corporate governance committee.  In conjunction with Mr. Rice's appointment as a director, the Company issued Mr. Rice 5,231 shares of Common Stock, which shares will vest in four equal, successive quarterly installments beginning on the first quarterly anniversary of the grant date, provided that an installment will not vest if Mr. Rice is not a director of the Company as of the applicable quarterly anniversary date,

Mr. Rice has extensive experience in business operations.  In 1990, Mr. Rice founded ASiQ, LLC, a firm specializing in operations management services ranging from launching successful startups and executing business turnarounds to financings, crisis management and the repositioning of enterprises for sale at optimum market prices.  Mr. Rice presently serves as ASiQ’s CEO and President.  He also served as CEO of Coca-Cola Bottling Company of Santa Fe, a client of ASiQ’s, from 2009 to 2015.  From 2010 to 2012, Mr. Rice served as Director and Contracts Officer of Detector Networks International.  Mr. Rice frequently lectures on breakout growth strategies, crisis management, corporate turnarounds, venture capital, and financial structuring and strategies.  He has also served on a number of boards.  Since 2005, Mr. Rice has served as Director of New Mexico Angels, Inc., a New Mexico based group of accredited individual angel investors.  Since 2016, Mr. Rice has served as Director of Akal Security, Inc.  He was also a Director of Detector Networks International from 2010-2012, where he successfully negotiated the business turnaround for the company. Mr. Rice is an honors graduate of Harvard College.

On February 16, 2017, the Company and Mark J. Cola entered into an employment agreement (the "Employment Agreement") for a three-year term, pursuant to which Mr. Cola will continue to serve as the Company’s President, Chief Executive Officer and Chief Operating Officer. The Employment Agreement will become effective as of the closing of the Offering described above. Upon the effectiveness of the Employment Agreement, Mr. Cola will be entitled to receive an annual base salary of $220,000, which will be subject to increase in the discretion of the board of directors or Compensation Committee based on its annual assessment of Mr. Cola’s performance and other factors. Pursuant to the Employment Agreement, the Company has agreed to grant Mr. Cola a stock option to purchase up to 123,750 shares of our Common Stock under the Company's 2013 Equity Incentive Plan, as amended, vesting in equal quarterly installments over an 18-month period. The Company has agreed in the Employment Agreement that, on each of the first and second anniversaries of the effectiveness of the Employment Agreement, Mr. Cola will receive a stock option to purchase 61,875 shares of our Common Stock. Each stock option will have an exercise price equal to the closing price of our Common Stock on the date of grant and will vest and become exercisable in equal quarterly installments over an 18-month period, provided, in each case, that Mr. Cola remains an employee of the Company through such vesting date. Under the Employment Agreement, Mr. Cola will be entitled to participate in employee benefit and welfare plans and programs of the Company, and, in the event the Company’s terminates Mr. Cola’s employment without “cause,” he will be entitled to receive compensation and benefits received as of the date of termination for the lesser of the remaining term of employment or a period of 24 months.

The Employment Agreement is filed as Exhibit 10.1 hereto and is incorporated into this Item 5.02 by reference. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Certificate of Designation for the Series A Convertible Preferred Stock

The Company's board of directors designated 1,621,500 authorized shares of preferred stock as Series A Convertible Preferred Stock. On February 15, 2017, the Company filed a Certificate of Designation of Rights, Preferences and Privileges of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Nevada Secretary of State. The Certificate of Designation creates the Series A Preferred and fixes the rights, preferences, powers, restrictions and limitations of the Series A Preferred. The Series A Preferred is a component of the Class B Units being offered pursuant to the Offering described above.

Conversion. Each share of Series A Preferred is convertible into one share of our Common Stock (subject to adjustment as provided in the Certificate of Designation) at any time at the option of the holder, provided that the holder will be prohibited from converting Series A Preferred into shares of our Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our Common Stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage would not be effective until 61 days after such notice to us.

Liquidation Preference. In the event of a liquidation of our Company, the holders of Series A Preferred would be entitled to participate on an as-converted-to-Common Stock basis with holders of Common Stock in any distribution of assets of the Company to the holders of our Common Stock.

Voting Rights. Shares of Series A Preferred generally have no voting rights, except as required by law and except that the consent of the holders of the outstanding Series A Preferred will be required to amend any provision of the Company’s articles of incorporation that would have a materially adverse effect on the rights of the holders of the Series A Preferred.

Dividends. Shares of Series A Preferred are not entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors. The holders of the Series A Preferred will participate, on an as-if-converted-to-Common Stock basis, in any dividends to the holders of Common Stock.

Redemption. The Company is not obligated to redeem or repurchase any shares of Series A Preferred. Shares of Series A Preferred are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

The text of the Certificate of Designation is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to its full text.

Reverse Stock Split

The Company effected an amendment to its amended and restated articles of incorporation, as amended, by filing a Certificate of Change with the Nevada Secretary of State on February 14, 2017.  This filing effected a 1-for-2 reverse stock split (the “Reverse Split”) of the Company’s Common Stock and a corresponding decrease in the number of shares of the Company’s Common Stock that the Company is authorized to issue, effective as of February 15, 2017.  The Reverse Split combined each two shares of the Company’s issued and outstanding Common Stock into one share of Common Stock. No fractional shares were issued in connection with the Reverse Split, and any fractional shares resulting from the Reverse Split were rounded up to the nearest whole share.

The Certificate of Change is filed as Exhibit 3.2 hereto and is incorporated by reference into this Item 5.03.

All Unit and Share amounts described in this report reflect the Reverse Split.

Bylaws

On February 15, 2017, the Company adopted Amended and Restated Bylaws to become effective upon the completion of the Offering described above. The new bylaws contain provisions that could delay or prevent changes in control or changes in the Company's' management without the consent of the board of directors. These provisions include the following:

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a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of the board of directors;

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no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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the exclusive right of the board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the board of directors;

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the ability of the board of directors to alter the Company's bylaws without obtaining stockholder approval;

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the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal the Company's bylaws or repeal the provisions of the Company's articles of incorporation and bylaws regarding the election and removal of directors;

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a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of stockholders;

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the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of the Company's stockholders to force consideration of a proposal or to take action, including the removal of directors; and

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advance notice procedures that stockholders must comply with in order to nominate candidates to the board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

In accordance with the Company’s amended and restated bylaws that became effective immediately prior to the Listing described above, the Company’s board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

The Amended and Restated Bylaws are filed as Exhibit 3.3 hereto and are incorporated by reference into this Item 5.03.  The foregoing description of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws.

Item 8.01

Other Events.

On February 15, 2017, the Company issued a press release with respect to the Offering, the Listing and the Reverse Split.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2017	SIGMA LABS, INC. By: /s/ Mark J. Cola Name: Mark J. Cola Title: President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Underwriting Agreement, dated as of February 15, 2017, between the Company and Dawson James Securities, Inc.

3.1	Certificate of Designation of Rights, Preference and Privileges of Series A Convertible Preferred Stock.

3.2	Certificate of Change Pursuant to NRS 78.209.

3.3	Amended and Restated Bylaws of the Company.

4.1	Warrant Agency Agreement, dated as of February 15, 2017, between the Company and Interwest Transfer Co., Inc.

4.2	Form of Warrant Certificate.

4.3	Form of Unit Purchase Option.

10.1	Employment Agreement entered into on February 16, 2017 between the Company and Mark J. Cola.

99.1	Press Release of Sigma Labs, Inc., dated February 15, 2017.